As filed with the Securities and Exchange Commission on November 28, 2007

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

TRAILER BRIDGE, INC.
(Exact Name of registrant as specified in its charter)

Delaware	13-3617986
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

10405 New Berlin Road E., Jacksonville, Florida 32226
(Address of principal executive offices) (zip code)

Trailer Bridge, Inc. Stock Incentive Plan
(Full title of the Plan)

John D. McCown
Chairman and Chief Executive Officer
10405 New Berlin Road E.
Jacksonville, Florida 32226
(904) 751-7100
(Name and address of agent for service)

Copy to:

Linda Y. Kelso, Esq.
Foley & Lardner LLP
One Independent Drive, Suite 1300
Jacksonville, Florida 32202
(904) 359-2000

Calculation of Registration Fee

Title of each class of securities to be registered	Amount to be registered(1)	Proposed Maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock,	500,000 shares	$11.35	$5,004,418.82	$153.64
$0.01 par value per share

        (1)      Plus such indeterminate number of additional shares as may become available for sale pursuant to the anti-dilution provisions contained in the Plan.

        (2)      Pursuant to Rules 457(c) and 457(h) under the Securities Act of 1933, as amended, the amounts shown are based on (i) 244,271 shares subject to outstanding options having an exercise price of $8.61 per share and (ii) 255,729 shares reserved for future grants under the Plan, the registration fee for which has been calculated on the basis of the average of the high and low prices of the registrant’s Common Stock as reported on the Nasdaq Global Market on November 21, 2007.

This Registration Statement is being filed pursuant to Instruction E of Form S-8 and incorporates by reference the Registration Statement previously filed with respect to this Plan on Form S-8 (Registration No. 333-88502).

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jacksonville, State of Florida, on the 28th day of November, 2007.

TRAILER BRIDGE, INC.
(Registrant)
/s/ John D. McCown
John D. McCown, Chairman of the Board and Chief
Executive Officer

SPECIAL POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears on the Signature Page to this Registration Statement constitutes and appoints John D. McCown and Mark A. Tanner ,and each or any of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, including any amendment or registration statement filed pursuant to Rule 462, and to file the same, with all exhibits hereto, and other documents in connection therewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

(Signature)	(Title)	(Date)
/s/ John D. McCown	Chairman of the Board, Chief Executive	November 28, 2007
John D. McCown	Officer and Director (Principal
Executive Officer)
/s/ Mark A. Tanner	Vice President--Administration and Chief	November 28, 2007
Mark A. Tanner	Financial Officer (Principal Financial
and Accounting Officer)
/s/ Robert P. Burke	Director	November 28, 2007
Robert P. Burke
/s/ Malcom P. McLean, Jr.	Director	November 28, 2007
Malcom P. McLean, Jr.
/s/ Greggory B. Mendenhall	Director	November 28, 2007
Greggory B. Mendenhall

(Signature)	(Title)	(Date)
______________________	Director	November ___, 2007
Douglas E. Schimmel
/s/ Allen L. Stevens	Director	November 28, 2007
Allen L. Stevens
/s/ Nickel Van Reesema	Director	November 28, 2007
Nickel Van Reesema

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
4.1	Trailer Bridge, Inc. Stock Incentive Plan (1)
4.2	Form of Option Award Agreement (1)
4.3	Amendment No. 1 to Trailer Bridge, Inc. Stock Incentive Plan (2)
4.4	Amendment No. 2 to Trailer Bridge, Inc. Stock Incentive Plan (3)
4.5	Amendment No. 3 to Trailer Bridge, Inc. Stock Incentive Plan (4)
5.1	Opinion of Foley & Lardner LLP as to the legality of the securities to be issued
23.1	Consent of BDO Seidman, LLP, independent registered public accounting firm
23.2	Consent of Foley & Lardner LLP (included in Exhibit 5.1)
24	Powers of Attorney (included in signature pages)

(1)	Filed as an exhibit to the registrant’s Form S-1 (Registration Statement No. 333-28221) that became effective on July 23, 1997 and incorporated herein by reference.

(2)	Filed as an exhibit to the registrant’s Form 10-K for the year ended December 31, 2000 and incorporated herein by reference.

(3)	Incorporated by reference to Appendix A to the registrant’s 2006 definitive annual meeting proxy statement filed April 21, 2006.

(4)	Incorporated by reference to Appendix B to the registrant’s 2007 revised definitive annual meeting proxy statement filed May 1, 2007.